Exhibit 99.1

                                                           XL Capital Ltd
                                                           XL House
                                                           One Bermudiana Road
                                                           P.O. Box HM 2245
                                                           Hamilton HM JX
                                                           Bermuda

                                                           Phone: (441) 292-8515
                                                           Fax:   (441) 292-5280


NEWS RELEASE


Contact:    Gavin R. Arton                                 Roger R. Scotton
            Investor Relations                             Media Contact
            (441) 294-7104                                 (441) 294-7165

        XL CAPITAL LTD REPORTS FOURTH QUARTER AND FULL YEAR 2003 RESULTS

    Fourth Quarter 2003 Net Loss $314.8 million, or $2.29 per ordinary share

      Full year 2003 Net Income $371.7 million, or $2.69 per ordinary share

HAMILTON, BERMUDA, February 10, 2004 -- XL Capital Ltd ("XL" or the "Company") (NYSE: XL) today reported a net loss available to ordinary shareholders for the quarter ended December 31, 2003 of $314.8 million, or a loss of $2.29 per ordinary share. This result includes the impact of the previously announced $694.1 million pre tax ($647.1 million after tax) fourth quarter charge summarized in the attached table. Net income for the fourth quarter of 2002 was $214.1 million, or income of $1.56 per ordinary share.

For the year ended December 31, 2003, net income available to ordinary shareholders was $371.7 million, or income of $2.69 per ordinary share, compared with net income of $396.0 million, or income of $2.88 per ordinary share, for the year ended December 31, 2002.

`Net loss excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivative instruments, net of tax' for the fourth quarter of 2003 was $349.3 million, or a loss of $2.54 per ordinary share, compared with income of $250.2 million, or $1.82 per ordinary share, for the quarter ended December 31, 2002.

`Net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivative instruments, net of tax' for the year ended December 31, 2003 was $293.6 million or income of $2.12 per share, compared with income of $700.8 million, or $5.10 per ordinary share, for the year ended December 31, 2002.

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

`Net income or loss excluding net realized and unrealized gains and losses on credit and investment derivative instruments, net of tax' is a non-GAAP measure. A reconciliation of this measure to net income or loss available to ordinary shareholders is provided on the attached table entitled "Reconciliation".

Operating Highlights for Full Year 2003 Compared to Full Year 2002:

     o    Net premiums earned from general operations increased by 24%.

     o    Total net invested assets increased 26% to $25 billion.

     o    Investment income increased 6% to $780 million.

     o    Earnings in investment affiliates increased by 107% to $134 million.

     o    Cash flow from operations was a record $3.4 billion.

     o    Total assets increased 14% to $41 billion.

     o    Book value increased 5% to $46.74 per ordinary share.

Commenting on the fourth quarter 2003 results, Brian M. O'Hara, President and Chief Executive Officer of XL, stated: "The positive underlying dynamics in our fourth quarter reflect the continuing favorable underwriting market conditions and XL's strong position in our chosen markets. We are producing solid growth and strong underlying profitability. I am confident that the realignment of our management team in both our insurance and reinsurance operations should enhance our execution of the encouraging business opportunities at hand."

Total assets as of December 31, 2003 were $40.8 billion compared with $35.6 billion as of December 31, 2002. Book value per ordinary share as at December 31, 2003 increased to $46.74 from $44.48 as at December 31, 2002.

A live on-line web cast of XL's call with analysts and investors to review the fourth quarter and full year 2003 results will be held at 10:00 a.m. Eastern Time on February 11, 2004 at www.xlcapital.com. A telephone replay of the conference call will be available beginning at 1:00 p.m. Eastern Time on February 11, until 8:00 p.m. Eastern Time on February 18, 2004 by dialing (201) 612-7415 (account

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

number: 7716 and conference I.D. number: 91322). An unaudited financial information supplement relating to the Company's 2003 and 2002 quarterly and full year results, as well as the slides that will accompany XL's call, are available on its website: www.xlcapital.com.

XL Capital Ltd, through its operating subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.

                                      # # #

This presentation contains forward-looking statements that involve inherent risks and uncertainties. Statements that are not historical facts, including statements about XL's beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates, and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) rate increases and improvements in terms and conditions may not be as large or sustainable as XL is currently projecting; (b) greater frequency or severity of claims and loss activity than XL's underwriting, reserving or investment practices anticipate based on historical experience or industry data; (c) developments in the world's financial and capital markets which adversely affect the performance of XL's investments or access to such markets; (d) changes in general economic conditions, including foreign currency exchange rates, inflation and other factors; and (e) the other factors set forth in XL's most recent reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. XL undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                 XL CAPITAL LTD
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                    (In thousands, except per share amounts)

                                                                          Three Months Ended                     Year Ended
  Income Statement Data:                                                    December 31                          December 31
                                                                            (Unaudited)                          (Unaudited)
                                                                    2003                 2002              2003               2002
                                                               ----------------  ---------------   ----------------   --------------
 Revenues:
 Gross premiums written - general operations                       $ 1,669,382      $ 1,719,911        $ 8,624,080      $ 7,714,005
                        - life and annuity operations                  491,888          220,678            768,089        1,072,248
                        - financial operations                          71,242           54,912            313,916          199,913

 Net premiums written - general operations                           1,256,889        1,317,281          6,552,280        5,771,626
                      - life and annuity operations                    494,557          187,604            739,869        1,023,604
                      - financial operations                            61,193           54,493            299,240          177,794

  Net premiums earned - general operations                           1,515,913        1,507,193          6,081,033        4,899,073
                      - life and annuity operations                    498,814          186,919            748,495        1,022,992
                      - financial operations                            41,535           25,461            139,622           67,745
  Net investment income                                                206,340          201,350            779,558          734,535
  Net realized gains (losses) on investments                            39,864           24,948            120,195        (214,160)
  Net realized and unrealized losses on derivative
   Instruments                                                         (1,432)         (46,635)           (27,542)         (51,761)
  Equity in net income of investment affiliates                         46,558           26,522            133,902           64,662
  Fee and other income                                                  15,756           16,473             41,745           54,963
                                                               ----------------  ---------------   ----------------   --------------
                                                                   $ 2,363,348      $ 1,942,231        $ 8,017,008      $ 6,578,049
                                                               ----------------  ---------------    ---------------   --------------
 Expenses:
 Net losses and loss expenses incurred                             $ 1,614,219      $ 1,028,715        $ 4,610,606       $3,327,315
 Claims and policy benefit reserves                                    516,157          199,136            818,894        1,069,456
 Acquisition costs                                                     304,411          322,829          1,167,186          955,331
 Operating expenses                                                    200,088          179,933            797,826          674,403
 Exchange gains                                                         (8,489)         (33,342)           (38,619)         (80,294)
 Interest expense                                                       57,314           34,510            199,407          168,086
 Amortization of intangible assets                                       3,512            4,687              4,637            6,187
                                                               ----------------  ---------------    ---------------   --------------
                                                                   $ 2,687,212      $ 1,736,468        $ 7,559,937      $ 6,120,484
                                                               ----------------  ---------------    ---------------   --------------

 (Loss) income before minority interest, income tax
    expense and equity in net (income) loss of insurance and
    financial affiliates                                           $ (323,864)        $ 205,763          $ 457,071        $ 457,565

 Minority interest                                                       3,473            6,843              9,264           13,371
 Income tax (benefit) expense                                          (15,880)         (38,493)             30,049           22,647
 Equity in net (income) loss of insurance and financial
   affiliates                                                          (6,708)           16,023              5,779           15,976
                                                               ----------------  ---------------    ---------------   --------------

 Net (loss) income                                                 $ (304,749)        $ 221,390          $ 411,979        $ 405,571
 Preference dividend                                                  (10,080)          (7,251)           (40,321)          (9,620)
                                                               ----------------  ---------------    ---------------   --------------
 Net (loss) income available to ordinary shareholders              $ (314,829)        $ 214,139          $ 371,658        $ 395,951
                                                               ----------------  ---------------    ---------------   --------------

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





                                 XL CAPITAL LTD
                       SUMMARY CONSOLIDATED FINANCIAL DATA


                                                                        Three Months Ended                    Year Ended
     Income Statement Data (continued):                                    December 31                        December 31
                                                                           (Unaudited)                        (Unaudited)
                                                                       2003               2002              2003              2002
                                                                      ------             ------            ------            ------

Weighted average number of ordinary shares and
     ordinary share equivalents : Basic                               137,275            135,887           136,906          135,636
                                : Diluted                             138,594            137,582           138,187          137,388

Per Share Data: (b)
     Net (loss) income  available to ordinary shareholders           $ (2.29)             $ 1.56             $2.69           $ 2.88


Ratios - General insurance and reinsurance operations
     Loss ratio                                                        106.0%              69.0%             75.3%            68.0%
     Expense ratio                                                      27.2%              28.3%             27.3%            29.0%
                                                              ----------------   ----------------   --------------    --------------

     Combined ratio                                                    133.2%              97.3%            102.6%            97.0%
                                                              ----------------   ----------------   --------------    --------------

Note:

     a) Certain reclassifications, which have no effect on net income, have been made in the presentation of prior period results to conform to current presentation.

     b) Average stock options outstanding have been excluded where anti-dilutive to earnings per share. Consequently where there is a net loss, basic weighted average ordinary shares outstanding are used to calculate net loss per share.

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





                                 XL CAPITAL LTD

                       SUMMARY CONSOLIDATED FINANCIAL DATA

                    (In thousands, except per share amounts)


                                                             As at December 31,        As at December 31,
                                                                   2003                        2002
                                                                (Unaudited)                 (Unaudited)
                                                          -----------------------    -----------------------

    Balance Sheet Data:

    Total investments available for sale                            $ 20,775,256               $ 16,059,733

    Net payable for investments purchased                                 96,571                  1,546,276

    Cash and cash equivalents                                          2,403,121                  3,557,815

    Investments in affiliates                                          1,903,341                  1,750,005

    Total assets                                                      40,764,215                 35,647,369

    Unpaid losses and loss expenses                                   16,558,788                 13,202,736

    Deposit liabilities and policy benefit reserves                    7,284,179                  4,889,996

    Notes payable and debt                                             1,905,483                  1,877,957

    Total shareholders' equity                                         6,936,915                  6,569,589

    Book value per ordinary share                                        $ 46.74                    $ 44.48


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



                                 XL CAPITAL LTD
                                 RECONCILIATION

The following is a reconciliation of the Company's net income (loss) to `net income (loss) excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivative instruments, net of tax' (which is a non-GAAP measure) for the three and twelve months ended December 31, 2003 and 2002 (in millions, except per share amounts):

                                                                     Three months ended                 Year ended
                                                                       December 31                      December 31
                                                                       (Unaudited)                      (Unaudited)
                                                                         2003           2002          2003          2002


Net (loss) income available to ordinary shareholders                   ($314.8)         $214.1        $371.7        $396.0

Net realized (gains) losses on
   investments, net of tax                                               (30.3)           (9.2)       (105.2)       236.5
Net realized and unrealized (gains) losses on investment
   derivatives, net of tax                                                (7.1)            9.7           0.5          22.2
Net realized and unrealized losses on credit derivatives,
   net of tax                                                              2.9            35.6          26.6          46.1

Net income (loss) excluding net realized gains and losses on investments and net realized and unrealized gains and
   losses on credit and investment derivative instruments,
   net of tax                                                          ($349.3)         $250.2        $293.6        $700.8

Per ordinary share results:

Net income (loss) available to ordinary shareholders (a)                ($2.29)          $1.56         $2.69         $2.88

Net income (loss) excluding net realized gains and losses on investments and net realized and unrealized gains and
   losses on credit and investment derivative instruments,
   net of tax (a)                                                       ($2.54)          $1.82         $2.12         $5.10

Weighted average ordinary shares
  outstanding:
Basic                                                                    137.3           135.9         136.9         135.6
Diluted                                                                  138.6           137.6         138.2         137.4

Note:

     (a) Average stock options outstanding have been excluded where anti-dilutive to earnings per share. Consequently, where there is a net loss, basic weighted average ordinary shares outstanding are used to calculate net loss per share.

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

                                 XL CAPITAL LTD

              SUMMARY OF 2003 PREVIOUSLY ANNOUNCED RESERVE CHARGES
                                  (In millions)


                                                               Three months ended           Year ended
                                                                  Dec 31, 2003             Dec 31, 2003
                                                                  (Unaudited)               (Unaudited)
                                                               ----------------          ----------------

XL Reinsurance America Inc (XLRA)
North American casualty reinsurance losses:
      Additional claim reserves                                       $ 124                   $   308
      Incurred but not reported reserves                                539                       569
                                                               ----------------          ----------------
Total                                                                 $ 663                   $   877

2003 Year End Reserve Review (excluding XLRA):
      Reinsurance - excluding September 11 event                      $  62                    $   62
      Insurance                                                         150                       150
      Reinsurance - September 11 event                                 (181)                     (181)
                                                               ----------------          ----------------
Total                                                                 $  31                    $   31
                                                               ----------------          ----------------
Total Reserve Charge - Pre-tax                                        $ 694                     $ 908
                                                               ----------------          ----------------
Total Reserve Charge -  After-tax                                     $ 647                     $ 837
                                                               ----------------          ----------------


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


Comment on Regulation G

This press release contains the presentation of `net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivatives, net of tax'. This presentation is a "non-GAAP financial measure" as defined in Regulation G. The reconciliation of such measure to net income (the most directly comparable GAAP financial measure) in accordance with Regulation G is included above.

XL presents its operations in the way it believes will be most meaningful and useful to investors, analysts, rating agencies and others who use XL's financial information in evaluating XL's performance. This presentation includes the use of `net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivatives, net of tax'. Investment derivatives include all derivatives entered into by XL other than weather and energy and credit derivatives (discussed further below).

Although the investment of premiums to generate income (or loss) and realized capital gains (or losses) is an integral part of XL's operations, the determination to realize capital gains (or losses) is independent of the underwriting process. In addition, under applicable GAAP accounting requirements, losses can be created as the result of other than temporary declines in value without actual realization. In this regard, certain users of XL's financial information, including certain rating agencies, evaluate earnings before tax and capital gains to understand the profitability of the recurring sources of income without the effects of these two variables. Furthermore, these users believe that, for many companies, the timing of the realization of capital gains is largely opportunistic and are a function of economic and interest rate conditions. In addition, with respect to credit derivatives, because XL generally holds its financial guarantee contracts written in credit default derivative form to maturity, the net effects of the changes in fair value of these credit derivatives are excluded (similar with other companies in the financial guarantee business) as the changes in fair value each quarter are not indicative of underlying business performance of XL's financial guarantee operations. Unlike these credit derivatives, XL's weather and energy derivatives are actively traded (i.e, they are not held to maturity) and are, therefore, not excluded from net income as any gains or losses from this business are considered by management when evaluating and managing the underlying business.

In summary, XL evaluates the performance of and manages its business to produce an underwriting profit. In addition to presenting net income (loss), XL believes that showing net income (loss) exclusive of the items mentioned above enables investors and other users of XL's financial information to analyze XL's performance in a manner similar to how management of XL analyzes performance. In this regard, XL believes that providing only a GAAP presentation of net income
(loss) makes it much more difficult for users of XL's financial information to evaluate XL's underlying business. Also, as stated above, XL believes that the equity analysts and certain rating agencies who follow XL (and the insurance industry as a whole) exclude these items from their analyses for the same reasons and they request that XL provide this non-GAAP financial information on a regular basis.

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